SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

February 15, 2018

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19 W. Flagler St., Suite 507, Miami, FL, 33130
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors of Form 10-K.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01	Entry into a Definitive Material Agreement.

On February 15, 2018, Next Group Holdings Inc. (“NXGH” or the “Client” or the “Company”) entered into Service Agreements with COMTEL DIRECT, LLC D.B.A. MSG TELCO (“MSG”) and Wiztel USA, Inc (“Wiztel”).

NXGH’s Agreement with MSG will be compensated in stock for MSG supplying NXGH with up to $50 million gross revenue of wholesale telecommunications services (the “Services”) with a minimum of 2.5% margin over a 1 year period starting from date of the agreement with the possibility for an additional $50 million gross revenue of wholesale telecommunications services (the “Additional Services”) during the same 1 year term (the “Term”). If the parties have not reached $100 million in Gross Revenue upon expiration of the Term, this Agreement will automatically be extended for an additional 60 days. Any additional term extension must be agreed by both parties in writing. Either Party may terminate this Agreement with respect to a material breach incapable of cure within thirty (30) days after written notice, or if the other party (a) becomes insolvent or admits its inability to pay its debts generally as they become due; (b) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not fully stayed within seven business days or is not dismissed or vacated within 45 days after filing; (c) is dissolved or liquidated or takes any corporate action for such purpose; (d) makes a general assignment for the benefit of creditors; or (e) has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business. NXGH must continue to file its SEC 10-Q and 10-K reports.

NXGH will have the right to accept or reject the telecommunications traffic provided by MSG in NXGH’s sole discretion. For the initial $50 million in Gross Revenue or any part thereof provided through MSG, NXGH will issue one (1) Restricted NXGH Common Share for each $10 in Gross Revenue on a quarterly basis during the 12 months from the Effective Date. The Parties agree that after the initial $50 million in Gross Revenue has been achieved, for the remainder of the 1 year period, Contractor will receive (1) Warrant for each $10 in Additional Gross Revenue, up to 5 million warrants of the Company. Each warrant is exercised to purchase 1 restricted NXGH common share at $0.10 per share exercisable for a period of two (2) years from the date that each warrant is issued to MSG. NXGH shall reserve a total of 10 million authorized but unissued Shares required to meet the contemplated commitment. Shares and Warrants will be deemed “restricted securities” as defined under Rule 144(a)(3) of the Securities Act of 1933, as amended. The process to calculate and deliver the shares and warrants is detailed in the agreement.

Under NXGH’s Agreement with Wiztel, Wiztel will be compensated in stock for supplying NXGH with up to $50 million gross revenue of wholesale telecommunications services (the “Services”) with a minimum of 2.5% margin over a 1 year period starting from date on the agreement. Wiztel will charge NXGH a total of $10.00 for the Services in addition to the 5 million shares of restricted NXGH stock. Upon reaching the milestone of $50 million in gross revenue within 1 year, Wiztel will receive 5 million restricted shares of NXGH. Wiztel will receive the 5 million shares of NXGH restricted stock 30 days after NXGH certifies that NXGH has received the $50 million in gross revenue with a minimum of 2.5% profit within the one (1) year period. In the event that Wiztel does not provide the minimum $50 million in revenue exclusive of taxes, at a 2.5% profit to NXGH, Wiztel understands that Wiztel will only be entitled to receive a pro rata number of shares as relates to the 5 million shares of restricted NXGH common stock. That the pro rata number of shares will be determined by NXGH. Either Party may terminate this agreement with 120 days written notice. If this Agreement is terminated by NXGH without cause prior to completion of the Services but where the Services have been partially performed, Wiztel will be entitled to pro rata payment of the Compensation to the date of termination provided that there has been no breach of contract on the part of Wiztel.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

99.1	Service Agreement between Next Group Holdings, Inc. and Comtel Direct, LLC (d.b.a. MSG Telco)

99.2	Service Agreement between Next Group Holdings, Inc. and Wiztel USA Inc

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2018	NEXT GROUP HOLDINGS, INC.

	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

	By:	/s/ Michael De Prado
Michael De Prado
President & COO

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